SUB-ITEM 77Q3

AIM SMALL CAP EQUITY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2008
FILE NUMBER : 811-1540
SERIES NO.: 21

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                           28,820
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                            6,875
       Class C                                            4,995
       Class R                                            3,082
       Class Y                                              447
       Institutional Class                                 2951

74V. 1  Net asset value per share (to nearest cent)
       Class A                                            $7.91
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                            $7.30
       Class C                                            $7.30
       Class R                                            $7.75
       Class Y                                            $7.91
       Institutional Class                                $8.12